UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ASCENT SOLAR TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

Commission File Number: 001-32919

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which investment applies: common stock.

(2)	Aggregate number of securities to which investment applies: not applicable.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable.

(4)	Proposed maximum aggregate value of transaction: Not Applicable.

(5)	Total fee paid: Not Applicable.

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid: Not Applicable.

2)	Form, Schedule or Registration Statement No.: Not Applicable.

3)	Filing Party: Not Applicable.

4)	Date Filed: Not Applicable.

ASCENT SOLAR TECHNOLOGIES, INC.

12300 Grant Street

Thornton, CO  80241

Telephone: (720) 872-5000

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the Stockholders of Ascent Solar Technologies, Inc.:

The purpose of this Information Statement is to inform the stockholders of Ascent Solar Technologies, Inc. (“us”, “we” “Company” or “our”) that our board of directors (the “Board” and a majority of the voting power of our stockholders have approved the following:

(1)	To amend Article 4 of our Certificate of Incorporation to increase our authorized common stock from twenty billion (20,000,000,000) shares to thirty billion (30,000,000,000) shares (the “Amendment”).

In August 2021, our Board and the holders of the majority of the voting power of our outstanding stock executed a written consent approving the Amendment which will become effective upon filing the Amendment with the Delaware Secretary of State. Holders of our Common Stock do not have appraisal or dissenter’s rights under Delaware Law in connection with the matters approved by the stockholders in this Information Statement.

This Information Statement serves as notice of the foregoing actions in accordance with Delaware General Corporation Law. The close of business on August 11, 2021 is the record date (the “Record Date”) for the determination of the holders of Common Stock entitled to receive this Information Statement. As of the Record Date, we had (i) 20,000,000,000 shares of Common Stock authorized and (ii) 18,945,583,471 shares of Common Stock issued and outstanding, each of which is entitled to one vote per common share. In addition, we had 5,000 shares of Series 1A Preferred Stock authorized, of which 3,740 shares of Series 1A Preferred Stock are issued and outstanding.  Each outstanding share of Series 1A Preferred stock is entitled to 10,000,000 votes per share. The Series 1A Preferred Stock votes along with the Common Stock on this matter. Accordingly, as of the Record Date, (i) the outstanding shares of Series 1A Preferred Stock are entitled to 37,400,000,000 votes on this matter, and (ii) there are a total of 56,345,583,471 votes entitled to vote on this matter.

NO VOTE OR OTHER ACTION OF OUR STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

Very truly yours,

Ascent Solar Technologies, Inc.

By: /s/ Victor Lee

Title: President and CEO

Dated: August 16, 2021

ASCENT SOLAR TECHNOLOGIES, INC.

12300 Grant Street

Thornton, CO  80241

Telephone: (720) 872-5000

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished on or about August 16, 2021 by the Board of Directors (the “Board”) of Ascent Solar Technologies, Inc., a Delaware corporation (“us”, “we” “Company” or “our”), to the holders of record of our issued and outstanding common stock, par value $0.0001 per share (“Common Stock”), as of the close of business on August 11, 2021, (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We are also providing notice to our stockholders pursuant to the Delaware General Corporation Law that certain of our stockholders took action as described herein by written consent on August 16, 2021.

The purpose of this Information Statement is to inform holders of our Common Stock that the Board and stockholders constituting a majority of our voting power have approved (i) an amendment to our Certificate of Incorporation to increase the authorized Common Stock from twenty billion (20,000,000,000) to thirty billion (30,000,000,000) shares (the “Amendment”). Our Board and such majority stockholders consider the Amendment to be in our best interests and the best interests of our stockholders.

Prior to the Amendment, we have 20,000,000,000 shares of Common Stock authorized and 18,945,583,471 shares of Common Stock outstanding. Each of the outstanding shares of Common Stock is entitled to one vote per share. We also have 5,000 shares of Series 1A Preferred Stock authorized and 3,740 shares of Series 1A Preferred Stock outstanding. Each of the outstanding shares of Series 1A Preferred Stock is entitled to 10,000,000 votes per share. The Series 1A Preferred Stock is entitled to vote together with the Common Stock on this matter. Accordingly, as of the Record Date, (i) the outstanding shares of Series 1A Preferred Stock are entitled to 37,400,000,000 votes on this matter, and (ii) there are a total of 56,345,583,471 votes entitled to vote on this matter.

Your Vote is Not Requested or Required

The Amendment has been adopted by the written consent of our stockholders holding 12,600,000,000 shares of our Common Stock and 3,740 shares of Series 1A Preferred Stock (entitled to 37,400,000,000 votes), representing approximately 88.7% of the voting interests in our outstanding stock entitled to vote on this matter. Pursuant to the Delaware General Corporation Law, any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of the stockholders.

Our Stockholders Do Not Have Dissenters or Appraisal Rights As a Result of the Amendment

Holders of our Common Stock do not have appraisal or dissenter’s rights under Delaware law in connection with the Amendment.

Interests of Certain Parties in the Matters to be Acted Upon

Except for the interests of our controlling stockholders (Crowdex, TubeSolar, BD 1) holding convertible securities as described below, no director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein, which is not shared by all other stockholders pro-rata, and in accordance with their respective interests.

Approval of the Corporation Action

Delaware corporate law and the Company’s bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action. The written consent of a majority of the voting power of our outstanding shares of Capital Stock is sufficient to approve these matters. We received the written consent of 12,600,000,000 shares of Common Stock and 3,740 shares of Series 1A Preferred Stock (entitled to 37,400,000,000 votes) pursuant to a written consent. Each share of Series 1A Preferred Stock is entitled to 10,000,000 votes per share with regard to the proposal. Accordingly, there are 50,000,000,000 votes in favor of the Amendment.

Effective Date

Under applicable federal securities laws, the Amendment cannot be effected until at least 20 calendar days following the date a Definitive Information Statement has been provided to our stockholders. A Definitive Information Statement cannot be furnished to our stockholders until ten days after the filing of a Preliminary Information Statement with the Securities and Exchange Commission, and as such the Amendment will become effective no sooner than September 5, 2021.

Costs of this Information Statement

We will bear the entire cost of furnishing this Information Statement to any stockholder who requests a hard copy rather than Internet availability. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ACTIONS APPROVED BY WRITTEN CONSENT OF A MAJORITY OF THE STOCKHOLDERS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information regarding the beneficial ownership of our common stock by our directors, executive officers, and greater than 5% beneficial owners as of August 11, 2021.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power and all shares issuable upon exercise of options or the vesting of restricted stock within 60 days of August 11, 2021. For purposes of calculating the percentage of our common stock beneficially owned, the number of shares of our common stock includes 18,945,583,471 shares of our common stock outstanding as of August 11, 2021.

Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

The address for each director or named executive officer is c/o Ascent Solar Technologies, Inc., 12300 North Grant Street, Thornton, Colorado 80241.

Name of Beneficial Owner	No. of Shares Beneficially Owned	Percentage
5% Stockholders:
Crowdex Investment, LLC (1)	27,500,000,000	79.8%
BD 1 Investment Holding, LLC (2)	105,000,000,000	84.7%
TubeSolar AG (3)	25,000,000,000	57.7%

Named Executive Officers and Directors:
Victor Lee (4)	62	*
Michael J. Gilbreth	-	*
Amit Kumar, Ph.D.	47	*
Kim J. Huntley	30	*
Will Clarke	-	*
David Peterson (5)	-	*
All directors and executive officers as a group (6 persons)	139	*

*	Less than 1.0%
(1)

The address of Crowdex Investment, LLC ("Crowdex") is 1675 South State Street, Suite B, Kent County, Delaware 19901. Consists of (i) 12,000,000,000 shares of common stock owned as of August 11, 2021, and (ii) 13,000,000,000 additional shares of common stock issuable, within sixty days of such date, upon the conversion 1,300 shares of Series 1A preferred stock. Includes 2,500,000,000 shares of common stock issuable upon the conversion of a certain convertible note. Such convertible note, however, contains a conversion limitation providing that Crowdex may not be issued shares of common stock upon conversion if, after giving effect to such issuance, Crowdex would beneficially own in excess of 4.99% of the Company's outstanding shares of common stock. Such convertible note would convert into 2,500,000,000 shares of common stock only if such 4.99% limitation were deemed not to apply. Bernd Förtsch is the 100% indirect beneficial owner of Crowdex.

(2)

The address of BD 1 Investment Holdings, LLC (“BD 1”) is 1675 South State Street, Suite B, Kent County, Delaware 19901. Consists of shares of common stock issuable, within sixty days of August 11, 2021, upon the conversion of certain convertible notes. Does not include up to 666,666,672 shares which may be acquired by BD 1 under the terms of a securities purchase agreement with the Company dated August 2, 2021. Johannes Kuhn is the indirect beneficial owner of BD 1.

(3)

The address for TubeSolar AG (“TubeSolar”) is Berliner Allee 65, D – 86153 Augsburg, Germany. Consists of (i) 600,000,000 shares of common stock owned as of July 19, 2021, and (ii) 24,400,000,000 additional shares of common stock issuable, within sixty days of such date, upon the conversion 2,440 shares of Series 1A Preferred Stock. Bernd Förtsch indirectly owns a controlling interest in TubeSolar.

(4)

Does not include 333,334 shares of common stock held by Tertius Financial Group Pte. Ltd. (“Tertius”). Mr. Lee is managing director and a 100% owner of Tertius. Mr. Lee disclaims beneficial ownership of our securities held by Tertius except to the extent of his pecuniary interest.

(5)	Mr. Peterson is the manager of Crowdex. Mr. Peterson disclaims beneficial ownership of any securities owned by Crowdex.

AMENDMENT TO CERTIFICATE OF INCORPORATION

Background

Prior to the Amendment, we have 20,000,000,000 shares of Common Stock authorized and 18,945,583,473 shares of Common Stock outstanding.

In our recent recapitalization process, we issued Common Stock, convertible notes and convertible preferred stock to certain investors in order to raise capital and restructure our balance sheet.  As a result, we may be required to issue large amounts of additional shares to our controlling stockholders (Crowdex, TubeSolar, BD 1) as follows in connection with our existing outstanding convertible securities:

•	Up to 13,000,000,000 shares of Common Stock in connection with the conversion of 1,300 outstanding shares of Series 1A preferred stock currently owned by Crowdex;

•	Up to 24,400,000,000 shares of Common Stock in connection with the conversion of 2,440 outstanding shares of Series 1A preferred stock currently owned by TubeSolar;

•	Up to 2,500,000,000 shares of Common Stock in connection with the conversion of an outstanding convertible note currently owned by Crowdex;

•	Up to 105,000,000,000 shares of Common Stock in connection with the conversion of outstanding convertible notes currently owned by BD 1; and

•	Up to 666,666,672 shares which would be issued to and acquired by BD 1 under the terms of a securities purchase agreement with the Company dated August 2, 2021.

Principal Reasons for the Amendment

The Board and majority stockholders have determined that it is in the best interests of the Company and its stockholders to approve the Amendment to authorize additional shares of Common Stock.

The 10 billion additional authorized shares will be used (i) honor future potential conversion requests relating to our outstanding convertible securities, and (ii) for the availability of additional shares to raise capital in the future or enter into future strategic transactions. At present, the Company does not have any existing agreements or commitments regarding future capital raising or strategic transactions, except for the pending issuance of 666,666,672 shares of Common Stock which would be issued to and acquired by BD 1 under the terms of a securities purchase agreement with the Company dated August 2, 2021.

The 10 billion additional shares authorized by the Amendment will not be sufficient to honor all future potential conversion requests relating to these convertible securities.  In addition, we expect that we will need to issue substantial amounts of newly issued shares in order to raise additional capital to fund ongoing operations.  Even after implementing the Amendment, therefore, we expect that in the future we will need to (i) amend our charter to further significantly increase our authorized common shares, and/or (ii) implement a reverse stock split (without making a corresponding reduction to our then authorized common shares).

The Amendment

The Amendment to our Certificate of Incorporation increases our authorized Common Stock from 20,000,000,000 shares to 30,000,000,000 shares. We believe that the Amendment is in the best interest of the Company.

Regulatory Requirements

To our knowledge, the only required regulatory or governmental approval or filings necessary in connection with the Conversion would be the filing of the Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.

Effects on Individual Stockholders

If we implement the Amendment, we do not anticipate any effect on individual stockholders.

Rights of Stockholders

If we implement the Amendment, the rights pertaining to the outstanding shares of our Common Stock would be unchanged after the Amendment. Each share of our Common Stock issued following the Amendment would be fully paid and non-assessable.

Registration under the Securities Exchange Act of 1934

Our Common Stock is currently registered under the Exchange Act. As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The Amendment would not affect the registration of our Common Stock under the Exchange Act.

Transactions With Related Persons, Promoters And Certain Control Persons

During the second half of 2020 and during 2021 to date, the Company has been engaged in a recapitalization process. As a part of this process, we have issued and agreed to issue Common Stock, convertible notes and convertible preferred stock to certain investors (including our controlling stockholders Crowdex, TubeSolar and BD 1) in order to raise capital and restructure our balance sheet.

Our recapitalization process (including certain transactions involving our controlling stockholders) is described in our current and periodic filings with the SEC.

Anti-Takeover Effects of the Proposed Authorized Share Increase

The Securities and Exchange Commission requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. Although the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device, it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders. For example, shares of authorized and unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions that would discourage persons from attempting to gain control of the Company, by diluting the voting power of shares then outstanding. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Each of these, together with other anti-takeover provisions in our charter documents and provided by Delaware law, could potentially limit the opportunity for the Company's stockholders to dispose of their stock at a premium.

The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device or to secure management's positions within the Company.

Merger or Consolidation

The increase in the authorized shares is not related to any intent on behalf of the Company to engage in a merger or consolidation and the Company does not have any plans or proposals nor has it engaged in any discussions to engage in a merger or consolidation.

Forward-Looking Statements

This Information Statement may contain certain “forward-looking” statements as such term is defined by the U.S. Securities and Exchange Commission in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, volatility of stock prices and any other factors discussed in this and other of our filings with the Securities and Exchange Commission.

Additional Information

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

Dated: August 16, 2021	By Order of the Board of Directors

/s/ VICTOR LEE
Victor Lee President and CEO

EXHIBITS TO INFORMATION STATEMENT

Exhibit Description and Appendix

A.	Proposed Amendment to Article 4 of our Certificate of Incorporation.

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ASCENT SOLAR TECHNOLOGIES, INC.

Ascent Solar Technologies, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (this “Amendment”) and (ii) declaring this Amendment to be advisable, submitted to and considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) and recommended for approval by the stockholders of the Corporation.

SECOND: That this Amendment was duly adopted in accordance with the terms of the Certificate of Incorporation and the provisions of Section 242 of the DGCL by the Board of Directors and stockholders of the Corporation.

THIRD: That the capital of the Corporation shall not be reduced under or by reason of this Amendment.

FOURTH: That upon the effectiveness of this Amendment, the Certificate of Incorporation is hereby amended such that the first sentence of Article 4 of the Company’s Amended and Restated Certificate of Incorporation to read in its entirety as follows:

“The total number of shares of all classes of stock that the Corporation shall have authority to issue is thirty billion (30,000,000,000) shares of common stock, having a par value of $0.0001 per share, and twenty-five million (25,000,000) shares of preferred stock, having a par value of $0.0001 per share.”

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be executed by ___________, its ___________, this [___] day of July, 2021.

ASCENT SOLAR TECHNOLOGIES, INC.

By:     /s/_____________________

Name:     [____________________]

Title:     [____________________]